Exhibit 5.1
[Letterhead of Gibson, Dunn & Crutcher LLP]
June 13, 2006
(214) 698-3100
39334-00064
(214) 698-3400
D.R. Horton, Inc.
301 Commerce Street
Suite 500
Fort Worth, Texas 76102
Re: D.R. Horton, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of D.R. Horton, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on the date hereof, in connection with the offering and issuance from time to time by the Company of the following: (i) one or more series of its debt securities (the “Debt Securities”), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may include guarantees of the Debt Securities (the “Guarantees”) by direct and indirect subsidiaries of the Company (the “Guarantors”), (ii) shares of its Preferred Stock, par value $.10 per share (the “Preferred Stock”), (iii) shares of its Common Stock, par value $.01 per share (the “Common Stock”), (iv) warrants to purchase Debt Securities, Preferred Stock, or Common Stock (the “Warrants”), which will be issued under one or more warrant agreements (each a “Warrant Agreement”) to be entered into between the Company and a financial institution identified therein as warrant agent, (v) depositary shares of the Company, each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”), which will be issued under one or more deposit agreements (each a “Deposit Agreement”), (vi) stock purchase contracts to purchase shares of Common Stock (the “Stock Purchase Contracts”), (vii) stock purchase units, each representing ownership of a Stock Purchase Contract and one or more series of Debt Securities, Trust Preferred Securities or debt obligations of third parties (the “Stock Purchase Units”), which will be issued under one or more

D.R. Horton, Inc.
June 13, 2006

unit agreements (each a “Unit Agreement”) to be entered into between the Company and a financial institution identified therein, (viii) trust preferred securities (the “Trust Preferred Securities”) of DRH Capital Trust I, DRH Capital Trust II, and DRH Capital Trust III (collectively, the “DRH Trusts”), which will be issued pursuant to the applicable trust agreements (each a “Trust Agreement”), subordinated trust debt securities (the “Subordinated Trust Debt Securities”) of the Company, which will be issued in connection with such Trust Preferred Securities pursuant to a subordinated trust debt securities indenture (the “Subordinated Trust Debt Securities Indenture”) to be entered into between the Company and a financial institution identified therein as indenture trustee, and guarantees of the Trust Preferred Securities by the Company, which will be provided under trust guarantee agreements between the Company and the trustee named therein (each a “Trust Guarantee Agreement”) and (ix) units of the securities described above. The foregoing securities are herein collectively referred to as the “Securities.”
     In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     For the purpose of rendering the opinions set forth below, we have made such factual examination as we deem necessary under the circumstances, and in that connection, we have examined, among other things, the originals, or photostatic or certified copies, of the following:
     (a) the Amended and Restated Certificate of Incorporation of the Company, as amended, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, filed February 2, 2006;
     (b) the Amended and Restated Bylaws of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, filed February 16, 1999;
     (c) the Senior Debt Securities Indenture (and form of notes) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(a) to Amendment No. 2 to the Company’s Registration Statement (No. 333-117531) on Form S-3/A, filed August 12, 2004;
     (d) the Senior Subordinated Debt Securities Indenture (and form of notes) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(b) to Amendment No. 2 to the Company’s Registration Statement (No. 333-117531) on Form S-3/A, filed August 12, 2004;

D.R. Horton, Inc.
June 13, 2006

     (e) the form of Subordinated Debt Securities Indenture (and form of notes) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(c) to Amendment No. 1 to the Company’s Registration Statement (No. 333-27521) on Form S-3, filed June 2, 1997;
     (f) the form of Subordinated Trust Debt Securities Indenture (and form of notes) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(d) to Amendment No. 2 to the Company’s Registration Statement (No. 333-117531) on Form S-3/A, filed August 12, 2004;
     (g) the Specimen of Common Stock Certificate, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1 to the Company’s Registration Statement (No. 33-46554) on Form S-1, filed March 20, 1992; and
     (h) such records of the Company and the Guarantors and certificates of officers of the Company and the Guarantors and of public officials and such other documents as we deem relevant and necessary as the basis for the opinions set forth below.
     Based on the foregoing examination, and in reliance thereon, and subject to completion of the corporate or other entity action required to be taken by the Company and the Guarantors based on the type of Security being issued (including, without limitation, the due reservation of any Common Stock and Preferred Stock for issuance and, with respect to any Preferred Stock and any Depositary Shares, the due authorization, approval and filing of a Certificate of Designations with respect thereto), the due execution and delivery of the relevant indenture or supplemental indenture pursuant to which any Debt Securities or Subordinated Trust Debt Securities may be issued (each an “Indenture”), the due execution and delivery of each Trust Agreement, the due execution and delivery of each Warrant Agreement, Deposit Agreement, Stock Purchase Contract and Unit Agreement relating to the applicable Securities, the due authorization and valid issuance of the Trust Preferred Securities pursuant to each Trust Agreement, and the assumptions, qualifications and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:
     1. When the Debt Securities and related Guarantees shall have been executed and authenticated as specified in the relevant Indenture and offered and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents (as hereinafter defined) relating to any such Debt Securities and related Guarantees, the Debt Securities and related Guarantees will be legally issued and binding obligations of the Company and the Guarantors, respectively, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement

D.R. Horton, Inc.
June 13, 2006

or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.
     2. When the Preferred Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents relating to the applicable series of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.
     3. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents relating to the applicable offering of such Common Stock (including an offering through other convertible Securities), the Common Stock will be validly issued, fully paid and nonassessable.
     4. When the Depositary Shares shall have been authorized, issued and sold in accordance with the terms of the applicable Deposit Agreements, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents relating to the applicable offering of such Depositary Shares, the Depositary Shares will be validly issued, fully paid and nonassessable.
     5. When the Warrants shall have been authorized, executed and delivered in accordance with the terms of the applicable Warrant Agreements, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents relating to the applicable offering of such Warrants, the Warrants will be valid and binding obligations of the Company, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

D.R. Horton, Inc.
June 13, 2006

     6. When the Stock Purchase Contracts and Stock Purchase Units shall have been authorized, executed, and delivered by the Company, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated by the Registration Statement, including the Offering Documents relating to the applicable offering of such Stock Purchase Contracts or Stock Purchase Units, the Stock Purchase Contracts and Stock Purchase Units will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.
     7. When the Subordinated Trust Debt Securities and the Trust Guarantee Agreements have been duly authorized, executed, and delivered in accordance with the terms of the Subordinated Trust Debt Securities Indenture and the applicable Trust Agreement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents relating to the applicable offering of such Subordinated Trust Debt Securities and Trust Guarantee Agreements, the Subordinated Trust Debt Securities and Trust Guarantee Agreements will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.
     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:
     (a) the Board of Directors or other authorized governing body of the Company, the Guarantors and the DRH Trusts shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate or other entity action to approve the issuance and sale of such Security in conformity with the certificates or articles of incorporation and bylaws or other constituent instruments of the Company, the Guarantors and the DRH Trusts, each as amended through such time (subject to the further assumption that such instruments have

D.R. Horton, Inc.
June 13, 2006

not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Security is offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);
     (b) the Registration Statement, and any amendments thereto (including post-effective amendments) will have been filed under the Act and the effectiveness thereof upon such filing shall not have been terminated or rescinded;
     (c) a preliminary prospectus supplement, a final prospectus supplement and one or more free writing prospectuses (collectively, the “Offering Documents”) will have been prepared and filed with the SEC describing the Securities offered thereby;
     (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Offering Documents and there will not have occurred any change in law affecting any of the opinions rendered herein;
     (e) upon issuance of the Common Stock or Preferred Stock, including upon exercise or conversion of any Security exercisable for or convertible into Common Stock or Preferred Stock, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue;
     (f) with respect to Debt Securities, Guarantees, Trust Preferred Securities, Subordinated Trust Debt Securities and the Trust Guarantee Agreements, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed); and
     (g) in the case of an Indenture, Warrant Agreement, Stock Purchase Contract, Unit Agreement, Certificate of Designations, Deposit Agreement, Trust Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein.

D.R. Horton, Inc.
June 13, 2006

     This opinion is limited to the present corporate, partnership and limited liability company laws of the State of Delaware, the present laws of the State of New York and the present federal laws of the United States of America and to the present judicial interpretations thereof and to the facts as they presently exist. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.
Very truly yours,
/s/ GIBSON, DUNN & CRUTCHER LLP